As filed with the Securities and Exchange Commission on June 21, 2021

Registration No. 333-226709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCA Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	27-3865930
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

HCA Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	75-2497104
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

One Park Plaza

Nashville, Tennessee 37203

(615) 344-9551

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

John M. Franck II, Esq.

HCA Healthcare, Inc.

Vice President and Corporate Secretary

One Park Plaza

Nashville, Tennessee 37203

Telephone: (615) 344-9551

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Lopez, Esq.	J. Allen Overby, Esq.
Cleary Gottlieb Steen & Hamilton LLP	Michael R. Kuffner, Esq.
One Liberty Plaza	Bass, Berry & Sims PLC
New York, New York 10006	150 Third Avenue South, Suite 2800
Telephone: (212) 225-2000	Nashville, Tennessee 37201-2017
Telephone: (615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(1)	(1)	(1)	(2)
Preferred Stock	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)
Guarantees of Debt Securities	(3)	(3)	(3)	(3)

(1)

Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(3)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
American Medicorp Development Co.	Delaware	23-1696018	One Park Plaza Nashville, TN 37203 (615) 344-9551
Bay Hospital, Inc.	Florida	62-0976863	One Park Plaza Nashville, TN 37203 (615) 344-9551
Brigham City Community Hospital, Inc.	Utah	87-0318837	One Park Plaza Nashville, TN 37203 (615) 344-9551
Brookwood Medical Center of Gulfport, Inc.	Mississippi	63-0751470	One Park Plaza Nashville, TN 37203 (615) 344-9551
Capital Division, Inc.	Virginia	62-1668319	One Park Plaza Nashville, TN 37203 (615) 344-9551
CarePartners HHA Holdings, LLLP	Delaware	61-1903505	One Park Plaza Nashville, TN 37203 (615) 344-9551
CarePartners HHA, LLLP	Delaware	38-4094569	One Park Plaza Nashville, TN 37203 (615) 344-9551
CarePartners Rehabilitation Hospital, LLLP	Delaware	30-1114775	One Park Plaza Nashville, TN 37203 (615) 344-9551
Centerpoint Medical Center of Independence, LLC	Delaware	45-0503121	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Florida Regional Hospital, Inc.	Florida	59-1978725	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Shared Services, LLC	Virginia	76-0771216	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Tennessee Hospital Corporation	Tennessee	62-1620866	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Bayshore, L.P.	Delaware	62-1801359	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Conroe, L.P.	Delaware	62-1801361	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Mainland, L.P.	Delaware	62-1801362	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Pearland, L.P.	Texas	05-0631189	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA West Houston, L.P.	Delaware	62-1801363	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
CHCA Woman’s Hospital, L.P.	Delaware	62-1810381	One Park Plaza Nashville, TN 37203 (615) 344-9551
Chippenham & Johnston-Willis Hospitals, Inc.	Virginia	54-1779911	One Park Plaza Nashville, TN 37203 (615) 344-9551
Citrus Memorial Hospital, Inc.	Florida	47-1455535	One Park Plaza Nashville, TN 37203 (615) 344-9551
Citrus Memorial Property Management, Inc.	Florida	47-1521048	One Park Plaza Nashville, TN 37203 (615) 344-9551
Clinical Education Shared Services, LLC	Tennessee	38-4089590	One Park Plaza Nashville, TN 37203 (615) 344-9551
Colorado Health Systems, Inc.	Colorado	62-1593008	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia ASC Management, L.P.	California	33-0539838	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Florida Group, Inc.	Florida	62-1669579	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Healthcare System of Louisiana, Inc.	Louisiana	62-1622840	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Jacksonville Healthcare System, Inc.	Florida	61-1272241	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia LaGrange Hospital, LLC	Illinois	61-1276162	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Arlington Subsidiary, L.P.	Texas	62-1682201	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Denton Subsidiary, L.P.	Texas	62-1682213	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Las Colinas, Inc.	Texas	62-1650582	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Lewisville Subsidiary, L.P.	Texas	62-1682210	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of McKinney Subsidiary, L.P.	Texas	62-1682207	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Plano Subsidiary, L.P.	Texas	62-1682203	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia North Hills Hospital Subsidiary, L.P.	Texas	62-1682205	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Columbia Ogden Medical Center, Inc.	Utah	62-1650578	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Parkersburg Healthcare System, LLC	West Virginia	62-1634494	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Physician Services - Florida Group, Inc.	Florida	62-1687293	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	Texas	62-1682202	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Rio Grande Healthcare, L.P.	Delaware	62-1656022	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Riverside, Inc.	California	62-1664328	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Valley Healthcare System, L.P.	Delaware	62-1669572	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia/Alleghany Regional Hospital, Incorporated	Virginia	54-1761046	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia/HCA John Randolph, Inc.	Virginia	61-1272888	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbine Psychiatric Center, Inc.	Colorado	84-1042212	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbus Cardiology, Inc.	Georgia	58-1941109	One Park Plaza Nashville, TN 37203 (615) 344-9551
Conroe Hospital Corporation	Texas	74-2467524	One Park Plaza Nashville, TN 37203 (615) 344-9551
Cy-Fair Medical Center Hospital, LLC	Delaware	82-1412000	One Park Plaza Nashville, TN 37203 (615) 344-9551
Dallas/Ft. Worth Physician, LLC	Delaware	62-1769694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Dublin Community Hospital, LLC	Georgia	58-1431023	One Park Plaza Nashville, TN 37203 (615) 344-9551
East Florida - DMC, Inc.	Florida	47-4597688	One Park Plaza Nashville, TN 37203 (615) 344-9551
Eastern Idaho Health Services, Inc.	Idaho	82-0436622	One Park Plaza Nashville, TN 37203 (615) 344-9551
Edward White Hospital, Inc.	Florida	59-3089836	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
El Paso Surgicenter, Inc.	Texas	74-2361005	One Park Plaza Nashville, TN 37203 (615) 344-9551
Encino Hospital Corporation, Inc.	California	95-4113862	One Park Plaza Nashville, TN 37203 (615) 344-9551
EP Health, LLC	Delaware	62-1769682	One Park Plaza Nashville, TN 37203 (615) 344-9551
Fairview Park GP, LLC	Delaware	62-1815913	One Park Plaza Nashville, TN 37203 (615) 344-9551
Fairview Park, Limited Partnership	Georgia	62-1817469	One Park Plaza Nashville, TN 37203 (615) 344-9551
FMH Health Services, LLC	Delaware	84-2462186	One Park Plaza Nashville, TN 37203 (615) 344-9551
Frankfort Hospital, Inc.	Kentucky	61-0859329	One Park Plaza Nashville, TN 37203 (615) 344-9551
Galen Property, LLC	Virginia	35-2260545	One Park Plaza Nashville, TN 37203 (615) 344-9551
GenoSpace, LLC	Delaware	45-5426747	One Park Plaza Nashville, TN 37203 (615) 344-9551
Good Samaritan Hospital, L.P.	Delaware	62-1763090	One Park Plaza Nashville, TN 37203 (615) 344-9551
Goppert-Trinity Family Care, LLC	Delaware	76-0726651	One Park Plaza Nashville, TN 37203 (615) 344-9551
GPCH-GP, Inc.	Delaware	64-0805500	One Park Plaza Nashville, TN 37203 (615) 344-9551
Grand Strand Regional Medical Center, LLC	Delaware	62-1768105	One Park Plaza Nashville, TN 37203 (615) 344-9551
Green Oaks Hospital Subsidiary, L.P.	Texas	62-1797829	One Park Plaza Nashville, TN 37203 (615) 344-9551
Greenview Hospital, Inc.	Kentucky	61-0724492	One Park Plaza Nashville, TN 37203 (615) 344-9551
H2U Wellness Centers, LLC	Tennessee	80-0183159	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA American Finance LLC	Delaware	90-0898925	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Central Group, Inc.	Tennessee	02-0762180	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Eastern Group, Inc.	Tennessee	62-1668326	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
HCA - HealthONE LLC	Colorado	84-1321373	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA - IT&S Field Operations, Inc.	Delaware	06-1795732	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA - IT&S Inventory Management, Inc.	Delaware	06-1796286	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Florida, Inc.	Florida	62-1113740	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Louisiana, Inc.	Louisiana	62-1113736	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Tennessee, Inc.	Tennessee	62-1113737	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Virginia, Inc.	Virginia	62-1113733	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Management Services, L.P.	Delaware	62-1778108	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Pearland GP, Inc.	Texas	11-3767030	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Realty, Inc.	Tennessee	62-1106160	One Park Plaza Nashville, TN 37203 (615) 344-9551
HD&S Corp. Successor, Inc.	Florida	62-1657694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Health Midwest Office Facilities Corporation	Missouri	43-1175071	One Park Plaza Nashville, TN 37203 (615) 344-9551
Health Midwest Ventures Group, Inc.	Missouri	43-1315348	One Park Plaza Nashville, TN 37203 (615) 344-9551
HealthTrust Workforce Solutions, LLC	Tennessee	38-3856554	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hendersonville Hospital Corporation	Tennessee	62-1321255	One Park Plaza Nashville, TN 37203 (615) 344-9551
hInsight-Mobile Heartbeat Holdings, LLC	Delaware	90-1011540	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hospital Corporation of Tennessee	Tennessee	62-1124446	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Hospital Corporation of Utah	Utah	87-0322019	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hospital Development Properties, Inc.	Delaware	62-1321246	One Park Plaza Nashville, TN 37203 (615) 344-9551
Houston NW Manager, LLC	Delaware	82-1384069	One Park Plaza Nashville, TN 37203 (615) 344-9551
Houston - PPH, LLC	Delaware	82-1635538	One Park Plaza Nashville, TN 37203 (615) 344-9551
HPG Enterprises, LLC	Delaware	62-1778113	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Holdco, LLC	Delaware	62-1839825	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Systems, LLC	Delaware	62-1804834	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Virginia, L.P.	Virginia	62-1848294	One Park Plaza Nashville, TN 37203 (615) 344-9551
HTI Memorial Hospital Corporation	Tennessee	62-1560757	One Park Plaza Nashville, TN 37203 (615) 344-9551
HTI MOB, LLC	Delaware	62-1824860	One Park Plaza Nashville, TN 37203 (615) 344-9551
Integrated Regional Lab, LLC	Florida	36-4576441	One Park Plaza Nashville, TN 37203 (615) 344-9551
Integrated Regional Laboratories, LLP	Delaware	62-1687140	One Park Plaza Nashville, TN 37203 (615) 344-9551
JFK Medical Center Limited Partnership	Delaware	62-1694180	One Park Plaza Nashville, TN 37203 (615) 344-9551
JPM AA Housing, LLC	Florida	81-4786450	One Park Plaza Nashville, TN 37203 (615) 344-9551
KPH-Consolidation, Inc.	Texas	62-1619857	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lakeview Medical Center, LLC	Delaware	62-1762416	One Park Plaza Nashville, TN 37203 (615) 344-9551
Largo Medical Center, Inc.	Florida	62-1026428	One Park Plaza Nashville, TN 37203 (615) 344-9551
Las Encinas Hospital	California	95-0923720	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Las Vegas Surgicare, Inc.	Nevada	75-1890731	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lawnwood Medical Center, Inc.	Florida	59-1764486	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Hospital, Incorporated	Virginia	54-0218835	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Medical Center, LLC	Delaware	62-1760148	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Physicians, LLC	Virginia	06-1755234	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lone Peak Hospital, Inc.	Utah	25-1925376	One Park Plaza Nashville, TN 37203 (615) 344-9551
Los Robles Regional Medical Center	California	95-2321136	One Park Plaza Nashville, TN 37203 (615) 344-9551
Management Services Holdings, Inc.	Delaware	62-1874287	One Park Plaza Nashville, TN 37203 (615) 344-9551
Marietta Surgical Center, Inc.	Georgia	58-1539547	One Park Plaza Nashville, TN 37203 (615) 344-9551
Marion Community Hospital, Inc.	Florida	59-1479652	One Park Plaza Nashville, TN 37203 (615) 344-9551
MCA Investment Company	California	33-0539836	One Park Plaza Nashville, TN 37203 (615) 344-9551
Medical Centers of Oklahoma, LLC	Delaware	62-1771846	One Park Plaza Nashville, TN 37203 (615) 344-9551
Medical Office Buildings of Kansas, LLC	Delaware	62-1789791	One Park Plaza Nashville, TN 37203 (615) 344-9551
MediCredit, Inc.	Missouri	43-1123539	One Park Plaza Nashville, TN 37203 (615) 344-9551
Memorial Healthcare Group, Inc.	Florida	59-3283127	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Angel Medical Center, LLLP	Delaware	83-2053115	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Blue Ridge Medical Center, LLLP	Delaware	83-2048759	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Highlands-Cashiers Medical Center, LLLP	Delaware	83-2048950	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
MH Hospital Holdings, Inc.	Delaware	83-1616567	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Hospital Manager, LLC	Delaware	36-4907465	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Master Holdings, LLLP	Delaware	38-4091276	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Master, LLC	Delaware	83-1374269	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Mission Hospital McDowell, LLLP	Delaware	83-2048888	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Mission Hospital, LLLP	Delaware	83-2048706	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Mission Imaging, LLLP	Delaware	83-2053496	One Park Plaza Nashville, TN 37203 (615) 344-9551
MH Transylvania Regional Hospital, LLLP	Delaware	83-2048854	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division - ACH, LLC	Delaware	48-1301811	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division - LSH, LLC	Delaware	45-0503141	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division - MCI, LLC	Delaware	45-0503127	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division - MMC, LLC	Delaware	48-1301826	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division - OPRMC, LLC	Delaware	45-0503116	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division - RBH, LLC	Missouri	20-0851062	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division - RMC, LLC	Delaware	54-2092552	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Holdings, Inc.	Delaware	11-3676736	One Park Plaza Nashville, TN 37203 (615) 344-9551
Mobile Heartbeat, LLC	Delaware	27-0278257	One Park Plaza Nashville, TN 37203 (615) 344-9551
Montgomery Regional Hospital, Inc.	Virginia	54-0889154	One Park Plaza Nashville, TN 37203 (615) 344-9551
Mountain Division - CVH, LLC	Utah	47-1210615	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Mountain View Hospital, Inc.	Utah	87-0333048	One Park Plaza Nashville, TN 37203 (615) 344-9551
Nashville Shared Services General Partnership	Delaware	62-1841237	One Park Plaza Nashville, TN 37203 (615) 344-9551
National Patient Account Services, Inc.	Texas	62-1645596	One Park Plaza Nashville, TN 37203 (615) 344-9551
New Iberia Healthcare, LLC	Louisiana	Not applicable	One Park Plaza Nashville, TN 37203 (615) 344-9551
New Port Richey Hospital, Inc.	Florida	59-2047041	One Park Plaza Nashville, TN 37203 (615) 344-9551
New Rose Holding Company, Inc.	Colorado	62-1617432	One Park Plaza Nashville, TN 37203 (615) 344-9551
North Florida Immediate Care Center, Inc.	Florida	58-2075775	One Park Plaza Nashville, TN 37203 (615) 344-9551
North Florida Regional Medical Center, Inc.	Florida	61-1269294	One Park Plaza Nashville, TN 37203 (615) 344-9551
North Houston - TRMC, LLC	Delaware	82-1349955	One Park Plaza Nashville, TN 37203 (615) 344-9551
North Texas - MCA, LLC	Texas	46-4027347	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northern Utah Healthcare Corporation	Utah	62-1650573	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northern Virginia Community Hospital, LLC	Virginia	04-3665595	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northlake Medical Center, LLC	Georgia	58-2433434	One Park Plaza Nashville, TN 37203 (615) 344-9551
Notami Hospitals of Louisiana, Inc.	Louisiana	95-4176923	One Park Plaza Nashville, TN 37203 (615) 344-9551
Notami Hospitals, LLC	Delaware	62-1761993	One Park Plaza Nashville, TN 37203 (615) 344-9551
Okaloosa Hospital, Inc.	Florida	59-1836808	One Park Plaza Nashville, TN 37203 (615) 344-9551
Okeechobee Hospital, Inc.	Florida	59-1833934	One Park Plaza Nashville, TN 37203 (615) 344-9551
Oklahoma Holding Company, LLC	Delaware	81-4288717	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware	52-2448149	One Park Plaza Nashville, TN 37203 (615) 344-9551
Outpatient Services Holdings, Inc.	Delaware	20-0629512	One Park Plaza Nashville, TN 37203 (615) 344-9551
Oviedo Medical Center, LLC	Florida	46-4660005	One Park Plaza Nashville, TN 37203 (615) 344-9551
Palms West Hospital Limited Partnership	Delaware	62-1694178	One Park Plaza Nashville, TN 37203 (615) 344-9551
Parallon Business Solutions, LLC	Tennessee	90-0734008	One Park Plaza Nashville, TN 37203 (615) 344-9551
Parallon Enterprises, LLC	Tennessee	30-0705198	One Park Plaza Nashville, TN 37203 (615) 344-9551
Parallon Health Information Solutions, LLC	Tennessee	61-1664600	One Park Plaza Nashville, TN 37203 (615) 344-9551
Parallon Holdings, LLC	Delaware	62-1804832	One Park Plaza Nashville, TN 37203 (615) 344-9551
Parallon Payroll Solutions, LLC	Tennessee	36-4713969	One Park Plaza Nashville, TN 37203 (615) 344-9551
Parallon Physician Services, LLC	Tennessee	35-2426398	One Park Plaza Nashville, TN 37203 (615) 344-9551
Parallon Revenue Cycle Services, Inc.	Missouri	43-1749862	One Park Plaza Nashville, TN 37203 (615) 344-9551
Pasadena Bayshore Hospital, Inc.	Texas	74-1616679	One Park Plaza Nashville, TN 37203 (615) 344-9551
PatientKeeper, Inc.	Delaware	04-3377393	One Park Plaza Nashville, TN 37203 (615) 344-9551
Pearland Partner, LLC	Delaware	33-1130044	One Park Plaza Nashville, TN 37203 (615) 344-9551
Plantation General Hospital, L.P.	Delaware	62-1372389	One Park Plaza Nashville, TN 37203 (615) 344-9551
Poinciana Medical Center, Inc.	Florida	90-0811360	One Park Plaza Nashville, TN 37203 (615) 344-9551
Primary Health, Inc.	Texas	75-2473418	One Park Plaza Nashville, TN 37203 (615) 344-9551
PTS Solutions, LLC	Tennessee	30-0705195	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Pulaski Community Hospital, Inc.	Virginia	54-0941129	One Park Plaza Nashville, TN 37203 (615) 344-9551
Putnam Community Medical Center of North Florida, LLC	Florida	47-2762362	One Park Plaza Nashville, TN 37203 (615) 344-9551
Redmond Park Hospital, LLC	Georgia	58-1123037	One Park Plaza Nashville, TN 37203 (615) 344-9551
Redmond Physician Practice Company	Georgia	62-1662134	One Park Plaza Nashville, TN 37203 (615) 344-9551
Reston Hospital Center, LLC	Delaware	62-1777534	One Park Plaza Nashville, TN 37203 (615) 344-9551
Retreat Hospital, LLC	Virginia	61-1272890	One Park Plaza Nashville, TN 37203 (615) 344-9551
Rio Grande Regional Hospital, Inc.	Texas	61-1276564	One Park Plaza Nashville, TN 37203 (615) 344-9551
Riverside Healthcare System, L.P.	California	33-0751869	One Park Plaza Nashville, TN 37203 (615) 344-9551
Riverside Hospital, Inc.	Delaware	74-2600687	One Park Plaza Nashville, TN 37203 (615) 344-9551
Samaritan, LLC	Delaware	62-1762605	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose Healthcare System, LP	Delaware	77-0498674	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose Hospital, L.P.	Delaware	62-1763091	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose Medical Center, LLC	Delaware	62-1762609	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose, LLC	Delaware	62-1756992	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sarah Cannon Research Institute, LLC	Delaware	20-1557751	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sarasota Doctors Hospital, Inc.	Florida	61-1258724	One Park Plaza Nashville, TN 37203 (615) 344-9551
Savannah Health Services, LLC	Delaware	82-1969974	One Park Plaza Nashville, TN 37203 (615) 344-9551
SCRI Holdings, LLC	Delaware	59-3830450	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Sebring Health Services, LLC	Delaware	82-2084329	One Park Plaza Nashville, TN 37203 (615) 344-9551
SJMC, LLC	Delaware	62-1762613	One Park Plaza Nashville, TN 37203 (615) 344-9551
Southeast Georgia Health Services, LLC	Delaware	81-4223395	One Park Plaza Nashville, TN 37203 (615) 344-9551
Southern Hills Medical Center, LLC	Nevada	74-3048428	One Park Plaza Nashville, TN 37203 (615) 344-9551
Southpoint, LLC	Tennessee	90-1021429	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spalding Rehabilitation L.L.C.	Delaware	84-1321505	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spotsylvania Medical Center, Inc.	Virginia	06-1760818	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spring Branch Medical Center, Inc.	Texas	61-1261492	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spring Hill Hospital, Inc.	Tennessee	84-1706716	One Park Plaza Nashville, TN 37203 (615) 344-9551
SSHR Holdco, LLC	Delaware	81-4663524	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sun City Hospital, Inc.	Florida	59-2822337	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sunrise Mountainview Hospital, Inc.	Nevada	62-1600397	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Brandon, Inc.	Florida	58-1819994	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Florida, Inc.	Florida	95-3947578	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Houston Women’s, Inc.	Texas	72-1563673	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Manatee, Inc.	Florida	75-2364410	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Newport Richey, Inc.	Florida	75-2243308	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Palms West, LLC	Florida	20-1008436	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Surgicare of Riverside, LLC	California	26-0047096	One Park Plaza Nashville, TN 37203 (615) 344-9551
Tallahassee Medical Center, Inc.	Florida	62-1091430	One Park Plaza Nashville, TN 37203 (615) 344-9551
TCMC Madison-Portland, Inc.	Tennessee	76-0811731	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Hospital GP, Inc.	Delaware	62-1861156	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Hospital Holdings, Inc.	Delaware	62-1861158	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute MOB, L.P.	Indiana	76-0775694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Regional Hospital, L.P.	Delaware	35-1461805	One Park Plaza Nashville, TN 37203 (615) 344-9551
The Regional Health System of Acadiana, LLC	Louisiana	58-1741727	One Park Plaza Nashville, TN 37203 (615) 344-9551
Timpanogos Regional Medical Services, Inc.	Utah	62-1831495	One Park Plaza Nashville, TN 37203 (615) 344-9551
Trident Medical Center, LLC	Delaware	62-1768106	One Park Plaza Nashville, TN 37203 (615) 344-9551
U.S. Collections, Inc.	Delaware	11-3736607	One Park Plaza Nashville, TN 37203 (615) 344-9551
Utah Medco, LLC	Delaware	62-1769672	One Park Plaza Nashville, TN 37203 (615) 344-9551
VH Holdco, Inc.	Nevada	62-1749073	One Park Plaza Nashville, TN 37203 (615) 344-9551
VH Holdings, Inc.	Nevada	62-1720399	One Park Plaza Nashville, TN 37203 (615) 344-9551
Virginia Psychiatric Company, Inc.	Virginia	62-1410313	One Park Plaza Nashville, TN 37203 (615) 344-9551
Vision Consulting Group LLC	Delaware	27-1137639	One Park Plaza Nashville, TN 37203 (615) 344-9551
Vision Holdings, LLC	Tennessee	80-0780794	One Park Plaza Nashville, TN 37203 (615) 344-9551
Walterboro Community Hospital, Inc.	South Carolina	57-0712623	One Park Plaza Nashville, TN 37203 (615) 344-9551

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
WCP Properties, LLC	Tennessee	90-1018963	One Park Plaza Nashville, TN 37203 (615) 344-9551
Weatherford Health Services, LLC	Delaware	82-2073410	One Park Plaza Nashville, TN 37203 (615) 344-9551
Wesley Medical Center, LLC	Delaware	62-1762545	One Park Plaza Nashville, TN 37203 (615) 344-9551
West Florida - MHT, LLC	Florida	36-4764806	One Park Plaza Nashville, TN 37203 (615) 344-9551
West Florida - PPH, LLC	Florida	80-0935610	One Park Plaza Nashville, TN 37203 (615) 344-9551
West Florida Regional Medical Center, Inc.	Florida	59-1525468	One Park Plaza Nashville, TN 37203 (615) 344-9551
West Valley Medical Center, Inc.	Idaho	36-3525049	One Park Plaza Nashville, TN 37203 (615) 344-9551
Western Plains Capital, Inc.	Nevada	62-1727347	One Park Plaza Nashville, TN 37203 (615) 344-9551
WHMC, Inc.	Texas	61-1261485	One Park Plaza Nashville, TN 37203 (615) 344-9551
Woman’s Hospital of Texas, Incorporated	Texas	74-1991424	One Park Plaza Nashville, TN 37203 (615) 344-9551

EXPLANATORY NOTE:

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-226709) is being filed solely for the purposes of adding certain registrant guarantors, updating certain information in Item 15 of Part II with respect to the additional registrant guarantors and amending certain signature pages of the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with a distribution of securities registered under this registration statement:

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing fees		*	*
Rating agency fees		*	*
Trustee’s fees and expenses		*	*
Miscellaneous		*	*

Total	$		*

*

The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and
457(r), the Registrant is deferring payment of all of the registration fee.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

California Registrants

(a) Columbia ASC Management, L.P. and Riverside Healthcare System, L.P. are registered under the laws of California.

The partnership agreements of Columbia ASC Management, L.P. and Riverside Healthcare System, L.P. provide that the limited partner shall indemnify and hold harmless the general partner; its partners, managers, employees, agents and representatives; and the officers, directors, employees, agents and representatives of its partners to the fullest extent permitted by the California Limited Partnership Act and the California Revised Limited Partnership Act, respectively.

Section 15904.06 (Operative January 1, 2008) of the 2008 California Uniform Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Uniform Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by, the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

(b) Columbia Riverside, Inc., Encino Hospital Corporation, Inc., Las Encinas Hospital, Los Robles Regional Medical Center and MCA Investment Company are incorporated under the laws of California.

Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent includes any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by a determination that indemnification is proper because the agent has met the applicable standard of conduct, by any of the following:

•	a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

•	if such quorum is not obtainable, by independent legal counsel in a written opinion;

•	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•	such court in which the proceeding is or was pending upon application by designated parties.

The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation’s articles of incorporation.

The bylaws of each of the California registrants in this section (b) provide, in relevant part, that each of the Registrants will indemnify its respective officers and directors, under the circumstances and to the extent provided for therein, for certain amounts such officers and directors may be required to pay in any action, suit or proceeding which they are or may be made a party by reason of their position as a director or officer of such Registrant for any action taken on behalf of the corporation that does not involve gross negligence or willful misconduct.

(c) Surgicare of Riverside, LLC is registered under the laws of California.

Under Section 17704.08 of the California Revised Uniform Limited Liability Company Act, except for a breach of duty as set forth in Section 17704.09 of the California Revised Uniform Limited Liability Company Act, a limited liability company shall provide for indemnification of any manager or member of the limited liability company, against liabilities incurred in the course of and as a result of acting in that capacity. A limited liability company may indemnify for any debt, obligation or other liability incurred by an officer, employee or agent of the limited liability company who is not a manager or member of the limited liability company, in the course of that person’s activities on behalf of the limited liability company, except for a breach of the duty of loyalty, an intentional infliction of harm on the company or a member, or an intentional violation of criminal law. A limited liability company shall have the power to purchase and maintain insurance on behalf of any person against any liability asserted against or incurred by the person even if the operating agreement has prohibited by law from eliminating or limiting the liabilities.

The limited liability company agreement of Surgicare of Riverside, LLC states that the company shall indemnify its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Colorado Registrants

(a) Colorado Health Systems, Inc., Columbine Psychiatric Center, Inc. and New Rose Holding Company, Inc. are incorporated under the laws of Colorado.

Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the “Act”) grant each corporation organized thereunder broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the corporation, provided with respect to conduct in an official capacity with the corporation, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, with respect to all other conduct, the person believed the conduct to be at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the corporation is required by the Act to indemnify him against reasonable expenses.

The bylaws of these Colorado corporations state that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) HCA-HealthONE LLC is registered under the laws of Colorado.

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The operating agreement of HCA-HealthONE LLC indemnifies its officers and managers against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification shall not be exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers or managers.

Delaware Registrants

(a) HCA Healthcare, Inc., HCA Inc., American Medicorp Development Co., GPCH-GP, Inc., HCA - IT&S Field Operations, Inc., HCA - IT&S Inventory Management, Inc., Hospital Development Properties, Inc., Management Services Holdings, Inc., MH Hospital Holdings, Inc., Midwest Holdings, Inc., Outpatient Services Holdings, Inc., PatientKeeper, Inc., Riverside Hospital, Inc., Terre Haute Hospital GP, Inc., Terre Haute Hospital Holdings, Inc. and U.S. Collections, Inc. are incorporated under the laws of Delaware.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c)(1) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of Section 145(c)(1) and 145(c)(2) means only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to Section 3114(b) of Title 10 of the Delaware Code, and Section 145(c)(1) treats residents of Delaware as if they were nonresidents in order to apply Section 3114(b) of Title 10 of the Delaware Code.

Section 145(c)(2) of the DGCL provides that a corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding paragraphs, or in defense of any claim, issue or matter therein.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. HCA Healthcare, Inc. maintains a directors’ and officers’ insurance policy that insures its directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability in the event of unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

HCA Healthcare, Inc.’s Amended and Restated Certificate of Incorporation and HCA Inc.’s amended and restated bylaws indemnify their respective directors and officers to the full extent of the DGCL and also allow their Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates, heirs, executors and administrators of such persons.

HCA Healthcare, Inc. maintains a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses HCA Healthcare, Inc. for those losses for which HCA Healthcare, Inc. have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

HCA Healthcare, Inc.’s employment agreements with certain of its officers provide indemnification for adverse tax consequences they may suffer pursuant to their employment agreements.

HCA Healthcare, Inc. has entered into an indemnification priority and information sharing agreement with certain of its current and prior investors and certain of their affiliated funds to clarify the priority of advancement and indemnification obligations among HCA Healthcare, Inc. and any of its directors appointed by such investors and other related matters.

The remainder of the Delaware corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Nashville Shared Services General Partnership is a general partnership under the laws of Delaware and Integrated Regional Laboratories, LLP is registered under the laws of Delaware.

Section 15-110 of the Delaware Revised Uniform Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Nashville Shared Services General Partnership partnership agreement states that indemnification is controlled by the Delaware Revised Uniform Partnership Act. The partnership agreement of Integrated Regional Laboratories, LLP indemnifies its officers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer may be entitled as a matter of law and shall extend and apply to the estates of deceased officers.

(c) Centerpoint Medical Center of Independence, LLC, Cy-Fair Medical Center Hospital, LLC, Dallas/Ft. Worth Physician, LLC, EP Health, LLC, Fairview Park GP, LLC, FMH Health Services, LLC, GenoSpace, LLC, Goppert-Trinity Family Care, LLC, Grand Strand Regional Medical Center, LLC, HCA American Finance LLC, hInsight-Mobile Heartbeat Holdings, LLC, HPG Enterprises, LLC, Houston NW Manager, LLC, Houston - PPH, LLC, HSS Holdco, LLC, HSS Systems, LLC, HTI MOB, LLC, Lakeview Medical Center, LLC, Lewis-Gale Medical Center, LLC, Medical Centers of Oklahoma, LLC, Medical Office Buildings of Kansas, LLC, MH Hospital Manager, LLC, MH Master, LLC, Mobile Heartbeat, LLC, Midwest Division - ACH, LLC, Midwest Division - LSH, LLC, Midwest Division - MCI, LLC, Midwest Division - MMC, LLC, Midwest Division - OPRMC, LLC, Midwest Division - RMC, LLC, North Houston - TRMC, LLC, Notami Hospitals, LLC, Oklahoma Holding Company, LLC, Outpatient Cardiovascular Center of Central Florida, LLC, Parallon Holdings, LLC, Pearland Partner, LLC, Reston Hospital Center, LLC, Samaritan, LLC, San Jose Medical Center, LLC, San Jose, LLC, Savannah Health Services, LLC, SCRI Holdings, LLC, Sebring Health Services, LLC, SJMC, LLC, Sarah Cannon Research Institute, LLC, Southeast Georgia Health Services, LLC, Spalding Rehabilitation L.L.C., SSHR Holdco, LLC, Trident Medical Center, LLC, Utah Medco, LLC, Vision Consulting Group LLC, Weatherford Health Services, LLC and Wesley Medical Center, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreements of HCA American Finance LLC, hInsight-Mobile Heartbeat Holdings, LLC, HTI MOB, LLC and Spalding Rehabilitation L.L.C. indemnify the officers and managers to the full extent of the law.

The operating agreements of the remainder of the Delaware limited liability company registrants indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

(d) CHCA Bayshore, L.P., CHCA Conroe, L.P., CHCA Mainland, L.P., CHCA West Houston, L.P., CHCA Woman’s Hospital, L.P., Columbia Rio Grande Healthcare, L.P., Columbia Valley Healthcare System, L.P., Good Samaritan Hospital, L.P., HCA Management Services, L.P., JFK Medical Center Limited Partnership, Palms West Hospital Limited Partnership, Plantation General Hospital, L.P., San Jose Healthcare System, LP, Terre Haute Regional Hospital, L.P. and San Jose Hospital, L.P. are registered under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Columbia Valley Healthcare System, L.P. partnership agreement allows the partnership to indemnify the general partners for everything but willful misconduct or gross negligence. The other Delaware limited partnership registrants allow for indemnification to the fullest extent under the DRULPA.

(e) CarePartners HHA, LLLP, CarePartners HHA Holdings, LLLP, CarePartners Rehabilitation Hospital, LLLP, MH Angel Medical Center, LLLP, MH Blue Ridge Medical Center, LLLP, MH Highlands-Cashiers Medical Center, LLLP, MH Master Holdings LLLP, MH Mission Hospital, LLLP, MH Mission Hospital McDowell, LLLP, MH Mission Imaging, LLLP and MH Transylvania Regional Hospital, LLLP are registered under the laws of Delaware.

The provisions of Section 17-108 of DRULPA that are applicable to Delaware limited partnerships, as discussed above, apply equally to Delaware limited liability limited partnerships.

The limited partnership agreements of the Delaware limited liability limited partnership registrants provide indemnification to the partners of such registrants to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by a partner by reason of any act or omission performed or omitted by such partner in good faith on behalf of the partnership and in a manner reasonably believed to be within the scope of the authority conferred on such partner by the limited partnership agreement, except that a partner shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such partner by reason of its willful misconduct with respect to such acts or omissions.

Florida Registrants

(a) Bay Hospital, Inc., Central Florida Regional Hospital, Inc., Citrus Memorial Hospital, Inc., Citrus Memorial Property Management, Inc., Columbia Florida Group, Inc., Columbia Jacksonville Healthcare System, Inc., Columbia Physician Services - Florida Group, Inc., East Florida - DMC, Inc., Edward White Hospital, Inc., HCA Health Services of Florida, Inc., HD&S Corp. Successor, Inc., Largo Medical Center, Inc., Lawnwood Medical Center, Inc., Marion Community Hospital, Inc., Memorial Healthcare Group, Inc., New Port Richey Hospital, Inc., North Florida Immediate Care Center, Inc., North Florida Regional Medical Center, Inc., Okaloosa Hospital, Inc., Okeechobee Hospital, Inc., Poinciana Medical Center, Inc., Sarasota Doctors Hospital, Inc., Sun City Hospital, Inc., Surgicare of Brandon, Inc., Surgicare of Florida, Inc., Surgicare of Manatee, Inc., Surgicare of Newport Richey, Inc., Tallahassee Medical Center, Inc. and West Florida Regional Medical Center, Inc. are incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0851 of the Florida Business Corporation Act, subject to the limitations set forth therein, authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director or officer of the company against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 607.0852 of the Florida Business Corporation Act requires that a director or officer be indemnified for expenses incurred to the extent that he or she has been wholly successful on the merits or otherwise in the defense of any proceeding. Section 607.0853 of the Florida Business Corporation Act also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer or director undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Sections 607.0851, 607.0852 and 607.0853 are not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director or officer were material to the cause of action and constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful or intentional misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder; or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

The bylaws of all the Florida corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

The articles of incorporation of Surgicare of Brandon, Inc., Surgicare of Manatee, Inc. and Surgicare of Newport Richey, Inc. further indemnify officers and directors to the fullest extent that a corporation may or is required to grant indemnification to a director under Florida law.

(b) Integrated Regional Lab, LLC, JPM AA Housing, LLC, Oviedo Medical Center, LLC, Putnam Community Medical Center of North Florida, LLC, Surgicare of Palms West, LLC, West Florida - MHT, LLC, and West Florida - PPH, LLC are organized under the laws of Florida.

Section 605.04093 of the Florida Revised Limited Liability Company Act provides, among other things, that a manager in a manager-managed limited liability company or a member in a member-managed limited liability company is not personally liable for monetary damages to a company, its members or any other person for any statement, vote, decision, or failure to act, by the manager or member, regarding company management or policy decisions, unless the manager or member breached or failed to perform his, her or its duties as a manager in a manager-managed limited liability company or a member in a member-managed limited liability company and such breach or failure constitutes (a) a violation of criminal law, unless the manager or member had reasonable cause to believe his, her or its conduct was lawful or had no reasonable cause to believe his, her or its conduct was unlawful; (b) a transaction from which the manager or member derived an improper personal benefit; (c) a distribution in violation of the provisions of Section 605.0406 of the Florida Revised Limited Liability Company Act (relating to the liability of the manager or member for improper distributions); (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a member; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a member.

Section 605.0408 of the Florida Revised Limited Liability Company Act authorizes, among other things, a company to indemnify managers and members with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person in his, her or its capacity as a member or manager of the company if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of the following Sections of the Florida Revised Limited Liability Company Act: Section 605.0405 (relating to limitations on distributions), Section 605.0407 (relating to management of the company), Section 605.04071 (relating to delegation of rights and power to manage the company), Section 605.04072 (relating to selection and terms of managers in manager-managed companies), Section 605.04073 (relating to voting rights of members and managers), Section 605.04074 (relating to agency rights of members and managers), or Section 605.04091 (relating to standards of conduct for members and managers).

Section 605.0408 of the Florida Revised Limited Liability Company Act further provides that, in the ordinary course of its activities and affairs, a limited liability company may advance reasonable expenses, including attorney fees and costs, incurred by a manager or member in connection with a claim or demand against the person by reason of such person’s former or present capacity as a member or manager of the company if the person promises to repay the company in the event that the person ultimately is determined not to be entitled to be indemnified under the Florida Revised Limited Liability Company Act. A limited liability company may further purchase and maintain insurance on behalf of a member or manager of the company against liability asserted or incurred by the member or manager in that capacity arising from that status even if: (a) under Section 605.0105(3)(g) of the Florida Revised Limited Liability Company Act, the operating agreement could not eliminate or limit the person’s liability to the company for the conduct giving rise to the liability; and (b) under Section 605.0105(3)(p) of the Florida Revised Limited Liability Company Act, the operating agreement could not provide for indemnification for the conduct giving rise to the liability.

The operating agreements of the Florida limited liability company registrants indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

The articles of organization of JPM AA Housing, LLC further indemnify members, managers and officers of the company to the maximum extent permitted by the Florida Revised Limited Liability Company Act.

Georgia Registrants

(a) Columbus Cardiology, Inc., Marietta Surgical Center, Inc. and Redmond Physician Practice Company are incorporated under the laws of Georgia.

Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the liability of directors to a corporation or its shareholders for monetary damages for any action taken, or failure to take any action, as a director. The section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for any transaction from which the director received an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code or the corporation’s articles of incorporation if it is established that the director did not perform his or her duties in compliance with Section 14-2-830 of the Georgia Business Corporation Code, which sets forth general standards for directors. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief for any action taken or not taken by a director. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

Sections 14-2-852 and 14-2-857 of the Georgia Business Corporation Code provide that any director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was an officer or a director of the corporation is entitled to mandatory indemnification against reasonable expenses incurred in connection with the proceeding. On the other hand, for non-mandatory indemnification under Section 14-2-851 of the Georgia Business Corporation Code, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code Section 14-2-855, by either the board of directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

The bylaws of each of the Georgia corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Dublin Community Hospital, LLC, Northlake Medical Center, LLC and Redmond Park Hospital, LLC are registered under the laws of Georgia.

Section 14-11-306 of the Georgia Limited Liability Company Act provides that a limited liability company may, subject to any standards or restrictions set forth in its articles of organization or operating agreement, indemnify and hold harmless a member, manager or other person from and against liability incurred in connection with the limited liability company. Unless the member or manager is aware of information which would cause any reliance to be unwarranted, he or she is entitled to rely upon information, opinions, reports or statements prepared or presented by other members, managers, and employees of the limited liability company whom the member or manager reasonably believes to be reliable and competent in the matter presented; legal counsel, public accountants or other professionals or experts the member or manager reasonably believes are within the person’s professional or expert competence; and committees of members or managers of which he or she is not a member if the manager reasonably believes the committee merits confidence.

However, Georgia law does not permit indemnification if the member or manager has engaged in any intentional misconduct or a knowing violation of law, or for any transaction in which the member or manager received a personal benefit in violation or breach of any provision in the operating agreement.

The operating agreements of each of the Georgia limited liability companies indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the limited liability company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

(c) Fairview Park, Limited Partnership is registered under the laws of Georgia.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides that:

(a) Subject to any limitations expressly set forth in the partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, provided that the partnership shall not indemnify any person:

(1) For intentional misconduct or a knowing violation of law; or

(2) For any transaction for which the person received a personal benefit in violation or breach of any provision of the partnership agreement.

(b) To the extent that, at law or in equity, a partner has duties including but not limited to fiduciary duties and liabilities relating thereto to a limited partnership or another partner:

(1) The partner’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the partnership agreement; provided, however, that no such provision shall eliminate or limit the liability of a partner for intentional misconduct or a knowing violation of law or for any transaction for which the partner received a personal benefit in violation or breach of any provision of the partnership agreement; and

(2) The partner shall have no liability to the limited partnership or to any other partner for his or her good faith reliance on the provisions of the partnership agreement, including, without limitation, provisions thereof that relate to the scope of duties including but not limited to fiduciary duties of partners.

Fairview Park Limited Partnership’s Partnership Agreement requires the limited partnership to indemnify its general partner, members, managers, employees, agents and representatives to the full extent of the Georgia Revised Uniform Limited Partnership Act.

Idaho Registrants

Eastern Idaho Health Services, Inc. and West Valley Medical Center, Inc. are incorporated under the laws of Idaho.

Under Title 30, Section 30-29-851 of the Idaho Code, a corporation’s directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such. The material terms of the indemnification provisions are indemnification:

•	with respect to civil, criminal, administrative or investigative proceedings brought because the defendant is or was serving as an officer, director, employee or agent of the company;

•	for judgments, fines and amounts paid in settlement reasonably incurred;

•

if the defendant acted in good faith and reasonably believed in the case of conduct in his official capacity that his conduct was in the best interests of the company, and in all other cases that his conduct was at least not opposed to the best interests of the company; and

•	if, with respect to a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Attorneys’ fees are included in such indemnification to the extent the indemnified party is successful on the merits in defense of the proceeding. If the foregoing criteria are met, indemnification also applies to a suit threatened or pending by the company against the officer, director, employee or agent with respect to attorneys’ fees unless there is negligence on the part of the indemnified party. Indemnification is made only upon a determination by the company that it is proper under the circumstances because the applicable standard is met.

Generally, expenses for defense may be paid in advance of final disposition of the proceeding if the indemnified party provides a written affirmation of his good faith belief that he has met the relevant standard of conduct under the Idaho Code and further provides a written undertaking to repay such amounts if it is determined that the applicable standard has not been met.

The bylaws of both of the Idaho corporations indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Illinois Registrant

Columbia LaGrange Hospital, LLC is registered under the laws of Illinois.

Section 15-7(a) of the Illinois Limited Liability Company Act provides that an Illinois limited liability company shall reimburse its members and managers for payments made, and shall indemnify its members and managers for liabilities incurred, by such member or manager in the ordinary course of the business of the limited liability company or for the preservation of its business or property.

The operating agreement of Columbia La Grange Hospital, LLC indemnifies its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

Indiana Registrant

Terre Haute MOB, L.P. is registered under the laws of Indiana.

Title 23, Article 16, Chapter 2 of the Indiana Code provides that a domestic or foreign limited partnership may indemnify a person made a party to an action because the person is or was a partner or officer of the partnership against liability incurred in the action if:

(1) the person’s conduct was in good faith; and

(2) the person reasonably believed:

(A) in the case of conduct in the person’s capacity as a partner, that the person’s conduct was in the best interests of the partnership; and

(B) in all other cases that the person’s conduct was at least not opposed to the best interests of the limited partnership or foreign limited partnership; and

(3) in the case of any criminal action, the person either:

(A) had reasonable cause to believe the person’s conduct was lawful; or

(B) had no reasonable cause to believe the person’s conduct was unlawful.

The indemnification provided for above does not exclude any other rights to indemnification that a partner or officer of the limited partnership may have under the partnership agreement or with the written consent of all partners.

The general partners of Terre Haute MOB, L.P. are indemnified by the partnership pursuant to the partnership agreement for all actions relating to their performance or nonperformance on behalf of the partnership.

Kentucky Registrants

Frankfort Hospital, Inc. and Greenview Hospital, Inc. are incorporated under the laws of Kentucky.

Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act provides that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the corporation. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute.

The bylaws of Frankfort Hospital, Inc. and Greenview Hospital, Inc. indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Louisiana Registrants

(a) Columbia Healthcare System of Louisiana, Inc., HCA Health Services of Louisiana, Inc. and Notami Hospitals of Louisiana, Inc. are incorporated under the laws of Louisiana.

Sections 1-850 through 1-859 of the Louisiana Business Corporation Act, or LCBA, provide, in part, that a corporation may indemnify each of its current or former directors and officers (each, an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (1) in the case of conduct in an official capacity, that the indemnitee’s conduct was in the best interests of the corporation or (2) in all other cases, that the indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Under the LBCA, a corporation may also advance expenses to the indemnitee provided that the indemnitee delivers (1) a written affirmation of his or her good faith belief that the relevant standard of conduct has been met or that the proceeding involves conduct for which liability has been eliminated and (2) a written undertaking to repay any funds advanced if (i) the indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that the indemnitee has not met the relevant standard of conduct. In addition, a corporation has the power to obtain and maintain insurance with respect to any person who is or was acting on its behalf, regardless of whether a corporation has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability.

Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit our right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.

The bylaws of each of the Louisiana corporations indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) New Iberia Healthcare, LLC and The Regional Health System of Acadiana, LLC are registered under the laws of Louisiana.

Section 1315 of the Louisiana Limited Liability Company Act permits a limited liability company, in its articles of organization or in a written operating agreement, to eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers, for monetary damages for breach of any duty of diligence, care, judgment or skill. Notwithstanding the foregoing, the liability of a member or manager shall not be limited or eliminated for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The operating agreements of each of the Louisiana limited liability companies indemnify the officers and managers against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification shall not be exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers or managers.

Mississippi Registrant

Brookwood Medical Center of Gulfport, Inc. is incorporated under the laws of Mississippi.

Article 8, Subarticle E of the Mississippi Business Corporation Act (“MBCA”) permits Mississippi corporations to indemnify officers and directors. MBCA Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than: (i) distributions made in excess of standards established by Mississippi law or in the corporation’s articles of incorporation, for which Section 79-4-8.33 imposes personal liability on directors to the corporation; and (ii) circumstances where, in his performance as a director, a director has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. The law further permits a Mississippi corporation to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

The bylaws of Brookwood Medical Center of Gulfport, Inc. indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Missouri Registrants

(a) Health Midwest Office Facilities Corporation, Health Midwest Ventures Group, Inc., MediCredit, Inc. and Parallon Revenue Cycle Services, Inc. are incorporated under the laws of Missouri.

Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director or officer of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.

Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2).

Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The bylaws of both Health Midwest Office Facilities Corporation and Health Midwest Ventures Group, Inc. indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Midwest Division - RBH, LLC is registered under the laws of Missouri.

The operating agreement of Midwest Division - RBH, LLC indemnifies its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

The Missouri Limited Liability Company Act is silent with respect to the limits of a limited liability company’s ability to provide for the indemnification of its officers and managers in its operating agreement.

However, Section 347.081(2) states that it is the policy of the Missouri Limited Liability Company Act to give the maximum effect to the principle of freedom of contract and to the enforceability of operating agreements.

Nevada Registrants

(a) Las Vegas Surgicare, Inc., Sunrise Mountainview Hospital, Inc., VH Holdco, Inc., VH Holdings, Inc. and Western Plains Capital, Inc. are incorporated under the laws of Nevada.

Chapter 78 of the Nevada Revised Statutes (“NRS”) allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the corporation may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the corporation indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense. The corporation will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the corporation.

The bylaws of all the Nevada corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Southern Hills Medical Center, LLC is registered under the laws of Nevada.

Section 86.411 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except an action by or in the right of the limited liability company), by reason of being or having been a manager or member of the limited liability company. As with corporations, indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. Section 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager or member of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be entitled to indemnification, the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager or member of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s managers or members for any liability and expenses incurred by them in their capacities as managers or members or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The operating agreement of Southern Hills Medical Center, LLC indemnifies its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

South Carolina Registrant

Walterboro Community Hospital, Inc. is incorporated under the laws of South Carolina.

Under Section 33 of the South Carolina Business Corporation Act of 1988, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The bylaws of Walterboro Community Hospital, Inc. indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Tennessee Registrants

(a) Central Tennessee Hospital Corporation, HCA Central Group, Inc., HCA Eastern Group, Inc., HCA Health Services of Tennessee, Inc., HCA Realty, Inc., Hendersonville Hospital Corporation, Hospital Corporation of Tennessee, HTI Memorial Hospital Corporation, Spring Hill Hospital, Inc. and TCMC Madison-Portland, Inc. are incorporated under the laws of Tennessee.

The Tennessee Business Corporation Act (“TBCA”) sets forth in Sections 48-18-502 through 48-18-509 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505. Corporations are permitted to indemnify and advance expenses to an officer, employee or expert who is not a director to the extent, consistent with public policy, that may be provided in its charter, bylaws, action by its board, or contract.

Under certain circumstances, a corporation may also advance expenses to a director or officer. Section 48-18-506 of the TBCA also permits a corporation to purchase and maintain insurance on behalf of certain person against liability asserted against or incurred by the individual acting in their official capacity, whether or not the corporation would have the power to indemnify the person against the same liability under applicable law.

The bylaws of each of the Tennessee corporations indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Clinical Education Shared Services, LLC, H2U Wellness Centers, LLC, HealthTrust Workforce Solutions, LLC, Parallon Business Solutions, LLC, Parallon Enterprises, LLC, Parallon Health Information Solutions, LLC, Parallon Payroll Solutions, LLC, Parallon Physician Services, LLC, PTS Solutions, LLC, Southpoint, LLC, Vision Holdings, LLC and WCP Properties, LLC (together, “the Tennessee LLCs”) are registered under the laws of Tennessee.

The Tennessee Revised Limited Liability Company Act (“TLLCA”) sets forth in Sections 48-249-115(b) through 48-249-115(i) the circumstances governing the indemnification of directors, members, managers, officers, employees and agents of an LLC against liability incurred in the course of their official capacities. Section 48-249-115(b) of the TLLCA provides that an LLC may indemnify any director (for a director-managed LLC), manager (for a manager-managed LLC), or member (for a member-managed LLC) (including when such person is serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of another entity) (each, a “responsible person”) against liability incurred in connection with a proceeding if (i) the person acted in good faith, (ii) the person reasonably believed, in the case of conduct in his or her official capacity with the LLC, that such conduct was in the LLC’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the LLC and (iii) in connection with any criminal proceeding, the responsible person had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the LLC, however, the TLLCA provides that no indemnification may be made if the person is adjudged to be liable to the LLC. Similarly, the TLLCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a responsible person, if such responsible person is adjudged liable on the basis that a personal benefit was improperly received. In cases where the responsible person is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a responsible person, Section 48-249-115(c) of the TLLCA mandates that the LLC indemnify the responsible person against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-249-115(e) of the TLLCA provides that a court of competent jurisdiction, upon application, may order that a responsible person be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not responsible persons are entitled, through the provisions of Section 48-249-115 of the TLLCA, to the same degree of indemnification afforded to responsible persons under Section 48-249-115. LLC’s are permitted to indemnify and advance expenses to officers, employees, independent contractors or agents who are not responsible persons to the same extent as responsible persons.

Under certain circumstances, an LLC may also advance expenses to a responsible person. Section 48-249-115(h) of the TLLCA also permits an LLC to purchase and maintain insurance on behalf of a responsible person and certain other persons against liability asserted against or incurred by such person acting in that capacity, or arising from such person’s status with the LLC, whether or not the LLC would have the power to indemnify the person against the liability under applicable law. The operating agreements of the Tennessee LLCs indemnify their officers and directors against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers or directors.

Texas Registrants

(a) Columbia Medical Center of Las Colinas, Inc., Conroe Hospital Corporation, El Paso Surgicenter, Inc., HCA Pearland GP, Inc., KPH-Consolidation, Inc., National Patient Account Services, Inc., Pasadena Bayshore Hospital, Inc., Primary Health, Inc., Rio Grande Regional Hospital, Inc., Spring Branch Medical Center, Inc., Surgicare of Houston Women’s, Inc., WHMC, Inc. and Woman’s Hospital of Texas, Incorporated are incorporated under the laws of Texas.

Sections 8.101 and 8.105 of the Texas Business Organizations Code (“TBOC”) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation’s request against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person’s corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

The bylaws of each of the Texas corporations indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) CHCA Pearland, L.P., Columbia Medical Center of Arlington Subsidiary, L.P., Columbia Medical Center of Denton Subsidiary, L.P., Columbia Medical Center of Lewisville Subsidiary, L.P., Columbia Medical Center of McKinney Subsidiary, L.P., Columbia Medical Center of Plano Subsidiary, L.P., Columbia North Hills Hospital Subsidiary, L.P., Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P. and Green Oaks Hospital Subsidiary, L.P. are registered under the laws of Texas.

The provisions of the TBOC that are applicable to Texas corporations, as discussed above, apply equally to Texas limited partnerships.

The partnership agreement of each Texas limited partnership indemnifies the general partners to the fullest extent permitted under the TBOC.

(c) North Texas - MCA, LLC is registered under the laws of Texas.

Section 8.002(a) of the TBOC provides that the general indemnity provisions of Chapter 8, which apply to Texas corporations and limited partnerships, do not apply to Texas limited liability companies. However, Section 8.002(b) provides that the governing documents of a Texas limited liability company may adopt provisions of Chapter 8, which will be enforceable, relating to indemnification, advancement of expenses or insurance or another arrangement to indemnify or hold harmless a governing person. Section 101.402 of the TBOC provides that a limited liability company may indemnify a member, manager or officer of the company, advance or reimburse expenses incurred by such person or procure insurance or another arrangement to indemnify or hold harmless such person.

The operating agreement of North Texas - MCA, LLC indemnifies the officers and managers of the limited liability company to the same extent that the bylaws of the Texas corporations indemnify the officers and directors of such corporations.

Utah Registrants

(a) Brigham City Community Hospital, Inc., Columbia Ogden Medical Center, Inc., Hospital Corporation of Utah, Mountain View Hospital, Inc., Northern Utah Healthcare Corporation, Lone Peak Hospital, Inc. and Timpanogos Regional Medical Services, Inc. are incorporated under the laws of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that (i) pursuant to Subsection 902(5), indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) pursuant to 902(4), the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-907 of the Revised Act permits corporations to indemnify officers and advance expenses to the same extent as a director and in some cases to a greater extent than a director.

The bylaws of each of the Utah corporate registrants indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Mountain Division - CVH, LLC is organized under the laws of Utah.

Section 48-3a-408 of the Utah Revised Uniform Limited Liability Company Act requires a Utah limited liability company to indemnify any manager or other person from and against liability incurred by reason of such person’s former or present capacity as a member or manager so long as such person has not violated the general statutory rules governing: (i) prohibited distributions (set forth in Section 48-3a-405); (ii) management of a Utah limited liability company (set forth in Section 48-3a-407); (iii) the standard of conduct for members and managers of a Utah limited liability company, including fiduciary duties of care and loyalty (set forth in Section 48-3a-409).

A Utah limited liability company may also advance reasonable expenses, including attorney’s fees, to a manager or other person in connection with a claim if the manager or other person promises to repay such advances in the event it is ultimately determined they are not entitled indemnification.

A Utah limited liability company may also purchase or maintain insurance on behalf of a manager or other person for claims involving bad faith, willful misconduct, or recklessness even if pursuant to Subsection 48-3a-112(3)(g) the company’s operating agreement could not eliminate or limit such person’s liability to the company for such conduct.

The operating agreement of Mountain Division - CVH, LLC indemnifies its officers and managers against all reasonable expenses incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and extends and applies to the estates of deceased officers or managers.

Virginia Registrants

(a) Capital Division, Inc., Chippenham & Johnston-Willis Hospitals, Inc., Columbia/Alleghany Regional Hospital, Incorporated, Columbia/HCA John Randolph, Inc., HCA Health Services of Virginia, Inc., Lewis-Gale Hospital, Incorporated, Montgomery Regional Hospital, Inc., Pulaski Community Hospital, Inc., Spotsylvania Medical Center, Inc. and Virginia Psychiatric Company, Inc. are incorporated under the laws of Virginia.

Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Under Section 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation may make further indemnity, including indemnity with respect to a derivative proceeding, if so authorized by its articles of incorporation or a shareholder-approved bylaw or resolution, except for an indemnity against willful misconduct or knowing violation of criminal law. In addition, Section 13.1-692.1 of the Virginia Stock Corporation Act limits the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. Such liability may be further limited or eliminated if so specified in a Virginia corporation’s articles of incorporation or a shareholder-approved bylaw. This limitation or elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the Virginia Stock Corporation Act are incorporated into this paragraph by reference.

The bylaws of each of the Virginia corporations (assuming shareholder approval) indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors. Such indemnification is also available under the articles of incorporation of Capital Division, Inc. and Columbia/Alleghany Regional Hospital, Incorporated, except in such cases as involve willful misconduct or knowing violation of criminal law.

(b) Central Shared Services, LLC, Galen Property, LLC, Lewis-Gale Physicians, LLC, Northern Virginia Community Hospital, LLC and Retreat Hospital, LLC are registered under the laws of Virginia.

Subject to any restrictions set forth in its organizational documents, Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The operating agreements of each of the Virginia limited liability companies indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

(c) HSS Virginia, L.P. is registered under the laws of Virginia

HSS Virginia, L.P. is governed by the Virginia Revised Uniform Limited Partnership Act. However, neither the partnership agreement nor the Virginia Revised Uniform Partnership Act specify the extent to which a limited partnership may indemnify its general partners.

West Virginia Registrant

Columbia Parkersburg Healthcare System, LLC is registered under the laws of West Virginia.

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member which gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The organizational documents of Columbia Parkersburg Healthcare System, LLC indemnify its managers and officers to the fullest extent of the West Virginia Uniform Limited Liability Company Act.

Certain Other Arrangements

HCA Healthcare, Inc. maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that HCA Healthcare, Inc. believes are customary in its industry, including for liabilities in connection with the registration, offering and sale of the securities.

Item 16.	Exhibits

Exhibit No.	Description

1.1**	Form of Debt Underwriting Agreement

1.2**	Form of Equity Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of the Company (restated for SEC filing purposes only) (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (File No. 001-11239), and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Company (restated for SEC filing purposes only) (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (File No. 001-11239), and incorporated herein by reference)

4.3	Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (File No. 001-11239), and incorporated herein by reference)

4.4**	Certificate of Designations of Preferred Stock

4.5***	Indenture dated as of August 1, 2011, among HCA Inc., the guarantors named on Schedule I thereto, Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent

4.6	Indenture dated as of December 6, 2012, among HCA Healthcare, Inc., Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 6, 2012 (File No. 001-11239), and incorporated herein by reference)

4.7**	Form of Debt Security of HCA Inc.

4.8**	Form of Debt Security of HCA Healthcare, Inc.

5.1***	Opinion of Cleary Gottlieb Steen & Hamilton LLP, as to the legality of the securities being registered

23.1***	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.1)

23.2***	Consent of Ernst & Young LLP

24.1***	Powers of Attorney (included on signature page)

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Delaware Trust Company, as trustee under the Indenture dated as of August 1, 2011 and the Indenture dated as of December 6, 2012

*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.
***	Previously filed.

Item 17.	Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of HCA Healthcare, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

HCA Healthcare, Inc.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President — Legal and Corporate Secretary

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2021

* William B. Rutherford	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2021

* Thomas F. Frist III	Chairman and Director	June 21, 2021

/s/ Meg G. Crofton Meg G. Crofton	Director	June 21, 2021

* Robert J. Dennis	Director	June 21, 2021

* Nancy-Ann DeParle	Director	June 21, 2021

* William R. Frist	Director	June 21, 2021

* Charles O. Holliday, Jr.	Director	June 21, 2021

* Michael W. Michelson	Director	June 21, 2021

* Wayne J. Riley, M.D.	Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

HCA INC.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President — Legal and Corporate Secretary

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2021

* William B. Rutherford	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2021

* Thomas F. Frist III	Chairman and Director	June 21, 2021

/s/ Meg G. Crofton Meg G. Crofton	Director	June 21, 2021

* Robert J. Dennis	Director	June 21, 2021

* Nancy-Ann DeParle	Director	June 21, 2021

*	Director	June 21, 2021
William R. Frist

* Charles O. Holliday, Jr.	Director	June 21, 2021

* Michael W. Michelson	Director	June 21, 2021

* Wayne J. Riley, M.D.	Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants)

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President and Director (Principal Executive Officer)	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants)

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Cuffe, M.D. Michael Cuffe, M.D.	President (Principal Executive Officer)	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

/s/ William B. Rutherford William B. Rutherford	Senior Vice President and Director	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule III of Subsidiary Registrants)

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President and Manager (Principal Executive Officer)	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule IV of Subsidiary Registrants)

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael Cuffe, M.D.	President (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

* William B. Rutherford	Senior Vice President and Manager	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule V of Subsidiary Registrants)

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* N. Eric Ward	President (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	June 21, 2021

* William B. Rutherford	Senior Vice President and Manager	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule VI of Subsidiary Registrants)

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregary W. Beasley	President and Director (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President (Principal Accounting Officer)	June 21, 2021

* A. Bruce Moore, Jr.	Senior Vice President and Director	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule VII of Subsidiary Registrants)

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregary W. Beasley	President and Manager (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President (Principal Accounting Officer)	June 21, 2021

* A. Bruce Moore, Jr.	Senior Vice President and Manager	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary and Manager	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule VIII of Subsidiary Registrants)
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul Martin Paslick	President and Chief Information Officer (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

* Samuel N. Hazen	Senior Vice President and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule IX of Subsidiary Registrants)
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner Columbia North Texas Subsidiary GP, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner Columbia North Texas Subsidiary GP, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule X of Subsidiary Registrants)
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* N. Eric Ward	President (Principal Executive Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

* William B. Rutherford	Senior Vice President and Director	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule XI of Subsidiary Registrants)
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Assistant Secretary of MH Master, LLC, the general partner

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, MH Master, LLC	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, MH Master, LLC	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, MH Master, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, MH Master, LLC	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

REGISTRANTS (as listed on the attached Schedule XII of Subsidiary Registrants)
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Assistant Secretary

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer)	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

/s/ Samuel N. Hazen Samuel N. Hazen	Senior Vice President and Manager	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Central Shared Services, LLC
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Edward T. Jones	President (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

* William B. Rutherford	Senior Vice President and Manager	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

CHCA Bayshore, L.P.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, Pasadena Bayshore Hospital, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, Pasadena Bayshore Hospital, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Pasadena Bayshore Hospital, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Pasadena Bayshore Hospital, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Pasadena Bayshore Hospital, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

CHCA Conroe, L.P.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, Conroe Hospital Corporation

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, Conroe Hospital Corporation	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Conroe Hospital Corporation	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Conroe Hospital Corporation	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Conroe Hospital Corporation	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

CHCA Mainland, L.P.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, Clear Lake Regional Medical Center, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, Clear Lake Regional Medical Center, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Clear Lake Regional Medical Center, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Clear Lake Regional Medical Center, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Clear Lake Regional Medical Center, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

CHCA West Houston, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, WHMC, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, WHMC, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, WHMC, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, WHMC, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, WHMC, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

CHCA Woman’s Hospital, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, Woman’s Hospital of Texas, Incorporated

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Woman’s Hospital of Texas, Incorporated	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

CHCA Pearland, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, HCA Pearland GP, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, HCA Pearland GP, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, HCA Pearland GP, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, HCA Pearland GP, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, HCA Pearland GP, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

HPG Enterprises, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Columbia ASC Management, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Assistant Secretary and Manager of the general partner, Medical Care America, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregary W. Beasley	President and Manager (Principal Executive Officer) of the general partner, Medical Care America, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Medical Care America, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President (Principal Accounting Officer) of the general partner, Medical Care America, LLC	June 21, 2021

* A. Bruce Moore, Jr.	Senior Vice President and Manager of the general partner, Medical Care America, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary and Manager of the general partner, Medical Care America, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Columbia Rio Grande Healthcare, L.P.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, Rio Grande Regional Hospital, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, Rio Grande Regional Hospital, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Rio Grande Regional Hospital, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Rio Grande Regional Hospital, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Rio Grande Regional Hospital, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Columbia Valley Healthcare System, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, Brownsville-Valley Regional Medical Center, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Brownsville-Valley Regional Medical Center, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Fairview Park, Limited Partnership

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, Fairview Park GP, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, Fairview Park GP, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Fairview Park GP, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Fairview Park GP, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Fairview Park GP, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Good Samaritan Hospital, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, Samaritan, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, Samaritan, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Samaritan, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Samaritan, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Samaritan, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

HCA Management Services, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, HPG Enterprises, LLC

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, HPG Enterprises, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, HPG Enterprises, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of general partner, HPG Enterprises, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, HPG Enterprises, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

HealthTrust Workforce Solutions, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Edward T. Jones	President (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

* William B. Rutherford	Senior Vice President and Director	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on June 21, 2021.

HTI MOB, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the managing member, New Iberia Healthcare, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the managing member, New Iberia Healthcare, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the managing member, New Iberia Healthcare, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the managing member, New Iberia Healthcare, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing member, New Iberia Healthcare, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

HSS Virginia, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, HSS Holdco, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, HSS Holdco, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, HSS Holdco, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, HSS Holdco, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, HSS Holdco, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Integrated Regional Laboratories, LLP

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the managing partner, Integrated Regional Lab, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the managing partner, Integrated Regional Lab, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the managing partner, Integrated Regional Lab, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the managing partner, Integrated Regional Lab, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing partner, Integrated Regional Lab, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

JFK Medical Center Limited Partnership

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, Columbia Palm Beach GP, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, Columbia Palm Beach GP, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Palm Beach GP, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Columbia Palm Beach GP, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Columbia Palm Beach GP, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

MediCredit, Inc.

By:	/s/ N. Eric Ward
	Name:	N. Eric Ward
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* N. Eric Ward	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2021

* Larry Tatum	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Nashville Shared Services General Partnership
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the managing partner, HSS Systems, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* N. Eric Ward	President (Principal Executive Officer) of the managing partner, HSS Systems, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the managing partner, HSS Systems, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the managing partner, HSS Systems, LLC	June 21, 2021

* William B. Rutherford	Senior Vice President and Manager of the managing partner, HSS Systems, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing partner, HSS Systems, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Outpatient Services Holdings, Inc.
By:	/s/ Samuel N. Hazen
	Name:	Samuel N. Hazen
	Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer)	June 21, 2021

* A. Bruce Moore, Jr.	Senior Vice President and Director	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Palms West Hospital Limited Partnership
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, Columbia Palm Beach GP, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, Columbia Palm Beach GP, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Palm Beach GP, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Columbia Palm Beach GP, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Columbia Palm Beach GP, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

PTS Solutions, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Curtis Watkins	President (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

* William B. Rutherford	Senior Vice President and Director	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

PatientKeeper, Inc.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul Martin Paslick	President and Chief Information Officer (Principal Executive Officer)	June 21, 2021

* Jim Melanson	Chief Financial Officer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

* Samuel N. Hazen	Senior Vice President and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Plantation General Hospital, L.P.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, HD&S Corp. Successor, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, HD&S Corp. Successor, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, HD&S Corp. Successor, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, HD&S Corp. Successor, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, HD&S Corp. Successor, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Riverside Healthcare System, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, Columbia Riverside, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, Columbia Riverside, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Riverside, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Columbia Riverside, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Columbia Riverside, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

San Jose Healthcare System, LP

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, San Jose, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, San Jose, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, San Jose, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, San Jose, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, San Jose, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

San Jose Hospital, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, San Jose Medical Center, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, San Jose Medical Center, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, San Jose Medical Center, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, San Jose Medical Center, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, San Jose Medical Center, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Terre Haute MOB, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the managing general partner, HSS Holdco, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the managing general partner, HSS Holdco, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the managing general partner, HSS Holdco, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the managing general partner, HSS Holdco, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing general partner, HSS Holdco, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Terre Haute Regional Hospital, L.P.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director of the general partner, Terre Haute Hospital GP, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Director (Principal Executive Officer) of the general partner, Terre Haute Hospital GP, Inc.	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, Terre Haute Hospital GP, Inc.	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Terre Haute Hospital GP, Inc.	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Terre Haute Hospital GP, Inc.	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Western Plains Capital, Inc.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* J. William B. Morrow	President, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Spalding Rehabilitation L.L.C.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the managing member, HCA-HealthONE LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Samuel N. Hazen	President and Manager (Principal Executive Officer) of the managing member, HCA-HealthONE LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the managing member, HCA-HealthONE LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the managing member, HCA-HealthONE LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing member, HCA-HealthONE LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on June 21, 2021.

Primary Health, Inc.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael Cuffe, M.D.	Chief Executive Officer (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

* William B. Rutherford	Senior Vice President and Director	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Vision Consulting Group LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul Martin Paslick	President and Chief Information Officer (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	June 21, 2021

* Samuel N. Hazen	Senior Vice President and Manager	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on June 21, 2021.

Sarah Cannon Research Institute, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Assistant Secretary of the managing member, SCRI Holdings, LLC

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer) of the managing member, SCRI Holdings, LLC	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the managing member, SCRI Holdings, LLC	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the managing member, SCRI Holdings, LLC	June 21, 2021

* Samuel N. Hazen	Senior Vice President and Manager of the managing member, SCRI Holdings, LLC	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Vision Holdings, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul Martin Paslick	President and Chief Information Officer (Principal Executive Officer)	June 21, 2021

* J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

* Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

* Samuel N. Hazen	Senior Vice President and Director	June 21, 2021

*By:	/s/ John M. Franck II
John M. Franck II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Mobile Heartbeat, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ P. Martin Paslick P. Martin Paslick	President (Principal Executive Officer)	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	June 21, 2021

/s/ Samuel N. Hazen Samuel N. Hazen	Senior Vice President and Manager	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Clinical Education Shared Services, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Director

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward T. Jones Edward T. Jones	President (Principal Executive Officer)	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Director (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	June 21, 2021

/s/ Samuel N. Hazen Samuel N. Hazen	Senior Vice President and Director	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

hInsight-Mobile Heartbeat Holdings, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Assistant Secretary of the managing member, Health Insight Capital, LLC

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ P. Martin Paslick P. Martin Paslick	President and Manager (Principal Executive Officer) of the managing member, Health Insight Capital, LLC	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President, Treasurer and Manager (Principal Financial Officer) of the managing member, Health Insight Capital, LLC	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President (Principal Accounting Officer) of the managing member, Health Insight Capital, LLC	June 21, 2021

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of the managing member, Health Insight Capital, LLC	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

MH Master Holdings, LLLP

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager of the general partner, MH Hospital Manager, LLC

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President and Manager (Principal Executive Officer) of the general partner, MH Hospital Manager, LLC	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer) of the general partner, MH Hospital Manager, LLC	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, MH Hospital Manager, LLC	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and a Manager of the general partner, MH Hospital Manager, LLC	June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on June 21, 2021.

Savannah Health Services, LLC

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President, Assistant Secretary and Manager

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, J. William B. Morrow and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer)	June 21, 2021

/s/ J. William B. Morrow J. William B. Morrow	Senior Vice President and Treasurer (Principal Financial Officer)	June 21, 2021

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Manager (Principal Accounting Officer)	June 21, 2021

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	June 21, 2021

/s/ Charles J. Hall Charles J. Hall	Senior Vice President and Manager	June 21, 2021

SCHEDULE I OF SUBSIDIARY REGISTRANTS

AMERICAN MEDICORP DEVELOPMENT CO.

BAY HOSPITAL, INC.

BRIGHAM CITY COMMUNITY HOSPITAL, INC.

BROOKWOOD MEDICAL CENTER OF GULFPORT, INC.

CAPITAL DIVISION, INC.

CENTRAL FLORIDA REGIONAL HOSPITAL, INC.

CENTRAL TENNESSEE HOSPITAL CORPORATION

CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.

CITRUS MEMORIAL HOSPITAL, INC.

CITRUS MEMORIAL PROPERTY MANAGEMENT, INC.

COLORADO HEALTH SYSTEMS, INC.

COLUMBIA FLORIDA GROUP, INC.

COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.

COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC.

COLUMBIA OGDEN MEDICAL CENTER, INC.

COLUMBIA RIVERSIDE, INC.

COLUMBIA/ALLEGHANY REGIONAL HOSPITAL, INCORPORATED

COLUMBIA/HCA JOHN RANDOLPH, INC.

COLUMBINE PSYCHIATRIC CENTER, INC.

CONROE HOSPITAL CORPORATION

EAST FLORIDA - DMC, INC.

EASTERN IDAHO HEALTH SERVICES, INC.

EDWARD WHITE HOSPITAL, INC.

ENCINO HOSPITAL CORPORATION, INC.

FRANKFORT HOSPITAL, INC.

GPCH-GP, INC.

GREENVIEW HOSPITAL, INC.

HCA AMERICAN FINANCE LLC

HCA CENTRAL GROUP, INC.

HCA EASTERN GROUP, INC.

HCA HEALTH SERVICES OF FLORIDA, INC.

HCA HEALTH SERVICES OF LOUISIANA, INC.

HCA HEALTH SERVICES OF TENNESSEE, INC.

HCA HEALTH SERVICES OF VIRGINIA, INC.

HCA PEARLAND GP, INC.

HCA REALTY, INC.

HD&S CORP. SUCCESSOR, INC.

HEALTH MIDWEST OFFICE FACILITIES CORPORATION

HEALTH MIDWEST VENTURES GROUP, INC.

HENDERSONVILLE HOSPITAL CORPORATION

HOSPITAL CORPORATION OF TENNESSEE

HOSPITAL CORPORATION OF UTAH

HOSPITAL DEVELOPMENT PROPERTIES, INC.

HTI MEMORIAL HOSPITAL CORPORATION

KPH-CONSOLIDATION, INC

LARGO MEDICAL CENTER, INC.

LAS ENCINAS HOSPITAL

LAWNWOOD MEDICAL CENTER, INC.

LEWIS-GALE HOSPITAL, INCORPORATED

LONE PEAK HOSPITAL, INC.

LOS ROBLES REGIONAL MEDICAL CENTER

MANAGEMENT SERVICES HOLDINGS, INC.

MARION COMMUNITY HOSPITAL, INC.

MEMORIAL HEALTHCARE GROUP, INC.

MH HOSPITAL HOLDINGS, INC.

MIDWEST HOLDINGS, INC.

MONTGOMERY REGIONAL HOSPITAL, INC.

MOUNTAIN VIEW HOSPITAL, INC.

NEW PORT RICHEY HOSPITAL, INC.

NEW ROSE HOLDING COMPANY, INC.

NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.

NORTHERN UTAH HEALTHCARE CORPORATION

NOTAMI HOSPITALS OF LOUISIANA, INC.

OKALOOSA HOSPITAL, INC.

OKEECHOBEE HOSPITAL, INC.

PASADENA BAYSHORE HOSPITAL, INC.

POINCIANA MEDICAL CENTER, INC.

PULASKI COMMUNITY HOSPITAL, INC.

RIO GRANDE REGIONAL HOSPITAL, INC.

RIVERSIDE HOSPITAL, INC.

SARASOTA DOCTORS HOSPITAL, INC.

SOUTHPOINT, LLC

SPOTSYLVANIA MEDICAL CENTER, INC.

SPRING BRANCH MEDICAL CENTER, INC.

SPRING HILL HOSPITAL, INC.

SUN CITY HOSPITAL, INC.

SUNRISE MOUNTAINVIEW HOSPITAL, INC.

TALLAHASSEE MEDICAL CENTER, INC.

TCMC MADISON-PORTLAND, INC.

TERRE HAUTE HOSPITAL GP, INC.

TERRE HAUTE HOSPITAL HOLDINGS, INC.

TIMPANOGOS REGIONAL MEDICAL SERVICES, INC.

VH HOLDCO, INC.

VH HOLDINGS, INC.

VIRGINIA PSYCHIATRIC COMPANY, INC.

WALTERBORO COMMUNITY HOSPITAL, INC.

WCP PROPERTIES, LLC

WEST FLORIDA REGIONAL MEDICAL CENTER, INC.

WEST VALLEY MEDICAL CENTER, INC.

WHMC, INC.

WOMAN’S HOSPITAL OF TEXAS, INCORPORATED

SCHEDULE II OF SUBSIDIARY REGISTRANTS

COLUMBIA HEALTHCARE SYSTEM OF LOUISIANA, INC.

COLUMBIA PHYSICIAN SERVICES - FLORIDA GROUP, INC.

COLUMBUS CARDIOLOGY, INC.

NORTH FLORIDA IMMEDIATE CARE CENTER, INC.

REDMOND PHYSICIAN PRACTICE COMPANY

SCHEDULE III OF SUBSIDIARY REGISTRANTS

CENTERPOINT MEDICAL CENTER OF INDEPENDENCE, LLC

COLUMBIA LAGRANGE HOSPITAL, LLC

COLUMBIA PARKERSBURG HEALTHCARE SYSTEM, LLC

CY-FAIR MEDICAL CENTER HOSPITAL, LLC

DUBLIN COMMUNITY HOSPITAL, LLC

EP HEALTH, LLC

FAIRVIEW PARK GP, LLC

FMH HEALTH SERVICES, LLC

GALEN PROPERTY, LLC

GRAND STRAND REGIONAL MEDICAL CENTER, LLC

HCA - HEALTHONE LLC

HOUSTON NW MANAGER, LLC

HOUSTON - PPH, LLC

HSS HOLDCO, LLC

INTEGRATED REGIONAL LAB, LLC

JPM AA HOUSING, LLC

LAKEVIEW MEDICAL CENTER, LLC

LEWIS-GALE MEDICAL CENTER, LLC

MEDICAL CENTERS OF OKLAHOMA, LLC

MEDICAL OFFICE BUILDINGS OF KANSAS, LLC

MIDWEST DIVISION - ACH, LLC

MIDWEST DIVISION - LSH, LLC

MIDWEST DIVISION - MCI, LLC

MIDWEST DIVISION - MMC, LLC

MIDWEST DIVISION - OPRMC, LLC

MIDWEST DIVISION - RBH, LLC

MIDWEST DIVISION - RMC, LLC

MH HOSPITAL MANAGER, LLC

MH MASTER, LLC

MOUNTAIN DIVISION - CVH, LLC

NEW IBERIA HEALTHCARE, LLC

NORTH HOUSTON - TRMC, LLC

NORTH TEXAS - MCA, LLC

NORTHERN VIRGINIA COMMUNITY HOSPITAL, LLC

NORTHLAKE MEDICAL CENTER, LLC

NOTAMI HOSPITALS, LLC

OKLAHOMA HOLDING COMPANY, LLC

OUTPATIENT CARDIOVASCULAR CENTER OF CENTRAL FLORIDA, LLC

OVIEDO MEDICAL CENTER, LLC

PEARLAND PARTNER, LLC

PUTNAM COMMUNITY MEDICAL CENTER OF NORTH FLORIDA, LLC

REDMOND PARK HOSPITAL, LLC

RESTON HOSPITAL CENTER, LLC

RETREAT HOSPITAL, LLC

SAMARITAN, LLC

SAN JOSE MEDICAL CENTER, LLC

SAN JOSE, LLC

SEBRING HEALTH SERVICES, LLC

SJMC, LLC

SOUTHEAST GEORGIA HEALTH SERVICES, LLC

SOUTHERN HILLS MEDICAL CENTER, LLC

SSHR HOLDCO, LLC

THE REGIONAL HEALTH SYSTEM OF ACADIANA, LLC

TRIDENT MEDICAL CENTER, LLC

UTAH MEDCO, LLC

WEATHERFORD HEALTH SERVICES, LLC

WESLEY MEDICAL CENTER, LLC

WEST FLORIDA - MHT, LLC

WEST FLORIDA - PPH, LLC

SCHEDULE IV OF SUBSIDIARY REGISTRANTS

DALLAS/FT. WORTH PHYSICIAN, LLC

GOPPERT-TRINITY FAMILY CARE, LLC

H2U WELLNESS CENTERS, LLC

LEWIS-GALE PHYSICIANS, LLC

SCHEDULE V OF SUBSIDIARY REGISTRANTS

HSS SYSTEMS, LLC

PARALLON HOLDINGS, LLC

SCHEDULE VI OF SUBSIDIARY REGISTRANTS

EL PASO SURGICENTER, INC.

LAS VEGAS SURGICARE, INC.

MARIETTA SURGICAL CENTER, INC.

MCA INVESTMENT COMPANY

SURGICARE OF BRANDON, INC.

SURGICARE OF FLORIDA, INC.

SURGICARE OF HOUSTON WOMEN’S, INC.

SURGICARE OF MANATEE, INC.

SURGICARE OF NEWPORT RICHEY, INC.

SCHEDULE VII OF SUBSIDIARY REGISTRANTS

SURGICARE OF PALMS WEST, LLC

SURGICARE OF RIVERSIDE, LLC

SCHEDULE VIII OF SUBSIDIARY REGISTRANTS

HCA - IT&S FIELD OPERATIONS, INC.

HCA - IT&S INVENTORY MANAGEMENT, INC.

SCHEDULE IX OF SUBSIDIARY REGISTRANTS

COLUMBIA MEDICAL CENTER OF ARLINGTON SUBSIDIARY, L.P.

COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.

COLUMBIA MEDICAL CENTER OF LEWISVILLE SUBSIDIARY, L.P.

COLUMBIA MEDICAL CENTER OF MCKINNEY SUBSIDIARY, L.P.

COLUMBIA MEDICAL CENTER OF PLANO SUBSIDIARY, L.P.

COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.

COLUMBIA PLAZA MEDICAL CENTER OF FORT WORTH SUBSIDIARY, L.P.

GREEN OAKS HOSPITAL SUBSIDIARY, L.P.

SCHEDULE X OF SUBSIDIARY REGISTRANTS

NATIONAL PATIENT ACCOUNT SERVICES, INC.

PARALLON BUSINESS SOLUTIONS, LLC

PARALLON ENTERPRISES, LLC

PARALLON HEALTH INFORMATION SOLUTIONS, LLC

PARALLON PAYROLL SOLUTIONS, LLC

PARALLON PHYSICIAN SERVICES, LLC

PARALLON REVENUE CYCLE SERVICES, INC.

U.S. COLLECTIONS, INC.

SCHEDULE XI OF SUBSIDIARY REGISTRANTS

CAREPARTNERS HHA, LLLP

CAREPARTNERS HHA HOLDINGS, LLLP

CAREPARTNERS REHABILITATION HOSPITAL, LLLP

MH ANGEL MEDICAL CENTER, LLLP

MH BLUE RIDGE MEDICAL CENTER, LLLP

MH HIGHLANDS-CASHIERS MEDICAL CENTER, LLLP

MH MISSION HOSPITAL, LLLP

MH MISSION HOSPITAL MCDOWELL, LLLP

MH MISSION IMAGING, LLLP

MH TRANSYLVANIA REGIONAL HOSPITAL, LLLP

SCHEDULE XII OF SUBSIDIARY REGISTRANTS

GENOSPACE, LLC

SCRI HOLDINGS, LLC